Exhibit 99.1



                 RONSON REPORTS SALES AND RESULTS OF OPERATIONS
                  IN THE THIRD QUARTER AND NINE MONTHS OF 2008


Somerset, N.J., November 13, 2008 - Ronson Corporation (NASDAQ Capital Market
RONC) (the "Company") today reported its Net Sales and Results of Operations for the third quarter and nine months of 2008 in comparison with the third quarter and nine months of 2007.

The Company's Net Sales declined to $5,455,000 in the third quarter of 2008 from $6,606,000 in the third quarter of 2007. The Net Sales decreased to $18,766,000 in the nine months of 2008 from $19,246,000 in the nine months of 2007.

The Company had a Loss from Operations in the third quarter of 2008 of $514,000, as compared to a Loss from Operations of $109,000 in the third quarter of 2007. The Company had a Loss from Operations of $658,000 in the nine months of 2008 as compared to $106,000 in the nine months of 2007.

On November 11, 2008, Mr. Louis V. Aronson II, the Company's President, stated in his report to shareholders at the Annual Stockholders' Meeting, "Consumer sales at Ronson Consumer Products Corporation did not develop during 2008 as anticipated at year end 2007; however, consumer product sales at Ronson Corporation of Canada did grow and materialize as anticipated.

"In 2008, certain adverse events developed that could not be foreseen. One was the sharp price increase of oil, which rose to $145 a barrel in July of this year. Oil is a primary ingredient of Ronsonol and Multi-Fill butane fuels. Profit margins of these consumer products were affected. It is difficult to pass on all of such oil price increases to our customers. The other event was the economy. It has deteriorated into a severe recession, not witnessed in over 70 years. The downward trend in the U.S. economy and global uncertainties are far worse than what might have been imagined by business, government, and countries throughout the world. Notwithstanding, we believe the economic uncertainties will be overcome; but not in the short term. The longer term appears more realistic.

"To aid the distribution, growth, and success of new consumer products, additional working capital is needed, as well as for other purposes. This is clear. Steps are being taken to make this come to pass.

"This year, we have been developing strategies to improve consumer product sales and operations. The seeds that are now being planted should grow for the Company.

"Ronson Aviation, Inc. (RAI), located on an 18 acre site at the Trenton-Mercer Airport in New Jersey, provides aviation-related sales and services to the general public, industry and the U.S. government. RAI's new hangar/office was completed in mid-November 2007. It will assist sales growth in three areas of RAI's operations, namely: sales of jet fuel to corporate and private jets, space rentals, and maintenance services. It is important to note that RAI's long-term lease at the Trenton-Mercer Airport has been extended 25 years to 2032. The operations of RAI are a major profit contributor to the Company.

"Significant improvements are expected related to the business matters discussed in this report to shareholders."


Ronson Corporation's operations include its wholly-owned subsidiaries: 1) Ronson Consumer Products Corporation in Woodbridge, N.J., and Ronson Corporation of Canada Ltd., both manufacturers and marketers of Ronson consumer products; and
2) Ronson Aviation, Inc., a fixed-base operator at Trenton-Mercer Airport, Trenton, N.J., providing fueling, services of aircraft, avionics and hangar/office leasing.


This press release contains forward-looking statements that anticipate results based on management's plans and expectations that are subject to uncertainty. Forward-looking statements are based on current expectation of future events. The Company cannot ensure that any forward-looking statement will be accurate, although the Company believes that it has been reasonable in its expectations and assumptions. If underlying assumptions prove inaccurate or that unknown risks or uncertainties materialize, actual results could vary materially from our projections. Investors should understand that it is not possible to predict or identify all such factors and should not consider this to be a complete statement of all potential risks and uncertainties. The Company assumes no obligation to update any forward-looking statements as a result of future events or developments.

                               RONSON CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS


FOR THE QUARTER ENDED SEPTEMBER 30:
-----------------------------------

                                                   2008               2007
                                                   ----               ----
Net Sales                                  $  5,455,000       $  6,606,000
Loss from operations
  before other charges                         (514,000)           (48,000)
Other charges                                        --            (61,000)(1)
Loss from operations                           (514,000)          (109,000)
Loss before income taxes                       (757,000)          (317,000)
Income tax benefits                            (270,000)          (119,000)
Net loss                                       (487,000)          (198,000)

Net loss per common share (3,4):
Basic                                      $       (.10)      $       (.04)
Diluted                                            (.10)              (.04)

Average common shares outstanding (3,4):
Basic                                         5,084,000          5,072,000
Diluted                                       5,084,000          5,072,000



FOR THE NINE MONTHS ENDED SEPTEMBER 30:
---------------------------------------
                                                   2008               2007
                                                   ----               ----
Net sales                                  $ 18,766,000       $ 19,246,000
Loss from operations
  before other charges                         (658,000)           (88,000)
Other charges                                        --            (18,000)(1)
Loss from operations                           (658,000)          (106,000)
Nonrecurring loss                              (145,000)(2)             --
Loss before income taxes                     (1,564,000)          (737,000)
Income tax benefits                            (578,000)          (202,000)
Net loss                                       (986,000)          (535,000)


Net loss per common share (3,4):
Basic                                      $       (.19)      $       (.11)
Diluted                                            (.19)              (.11)

Average common shares outstanding (3,4):
Basic                                         5,084,000          5,061,000
Diluted                                       5,084,000          5,061,000


                                    - More -

FOOTNOTES:

         (1) The Other Charges in 2007 were the legal fees, net of related insurance reimbursements, incurred as a result of the two lawsuits by a stockholder.

         (2) The Nonrecurring Loss of $145,000 in the nine months of 2008 was the charge recognized due to the Company's refinancing with Wells Fargo of its former loans from CIT. Of this amount, about $106,000 was the write-off (non-cash) of the loan costs related to the CIT financing which had been previously deferred and were being amortized over the lives of the loans.

         (3) On February 1, 2008, the Company's Board of Directors declared a 5% stock dividend on the Company's outstanding common stock. Information regarding the number of shares and per share amounts has been retroactively adjusted to reflect the stock dividend.

         (4) Diluted Net Loss per Common Share includes the dilutive effect of outstanding stock options. The stock options were anti-dilutive for all periods presented, and, therefore, were excluded from the computation of Diluted Net Loss per Common Share.





COMPANY CONTACT:
DARYL K. HOLCOMB
(732) 469-8300


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